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                                                                    EXHIBIT 4.2

                         FIRST AMENDMENT TO MASTER LEASE

         THIS FIRST AMENDMENT TO MASTER LEASE (this "Amendment") is made as of the 29th day of September, 1998, among MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company as Landlord ("Landlord"), and CARMIKE CINEMAS, INC., a Delaware corporation as tenant ("Tenant").

Background:

         The Landlord and the Tenant have entered into a certain Master Lease dated as of November 20, 1997 (the "Master Lease").

         The Landlord and the Tenant wish to amend the Master Lease in certain respects, as hereinafter provided.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Master Lease.

         SECTION 2. Amendments. The Master Lease is hereby amended as follows:

         SECTION 2.1. Amendment to Section 1.01. Section 1.01 of the Master Lease is hereby amended by amending and restating in its entirety the definition of the term "Credit Agreement" to read as follows:

                  "Credit Agreement" means the Credit Agreement dated October 17, 1997 among Tenant, each of the banks listed therein and Wachovia Bank, N.A., as agent, as heretofore amended, modified and supplemented and as further amended by that certain First Amendment dated as of September 29, 1998, among Tenant, each of the banks listed therein and Wachovia Bank, N.A., as agent.

         SECTION 2.2. Amendment to Section 1.01. Section 1.01 of the Master Lease is hereby further amended by adding in appropriate alphabetical order a new definition of the term "Bridge Loan Agreement" to read as follows:

                  "Bridge Loan Agreement" means the Loan Agreement dated as of July 9, 1998 between the Tenant and Wachovia Bank, N.A., providing for loans by




--------------------------
THIS AMENDMENT, THE LEASE AND THE LEASED PROPERTY COVERED HEREBY AND THEREBY HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF WACHOVIA BANK, N.A., AS AGENT (THE "AGENT") UNDER AND TO THE EXTENT SET FORTH IN MORTGAGES AND ASSIGNMENTS OF RENTS, EACH DATED THE DATE OF THE LEASE, BY LANDLORD IN FAVOR OF THE AGENT AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, AMENDED, OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. TO THE EXTENT, IF ANY, THAT THIS AMENDMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE STATE), NO SECURITY INTEREST IN THIS AMENDMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE HEREOF OR THEREOF.
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         Wachovia Bank, N.A. to the Tenant from time to time in an aggregate principal amount not exceeding $50,000,000, as amended, supplemented or otherwise modified from time to time.

         SECTION 2.3. Amendment to Section 2.1(v). Section 2.1(v) of the Master Lease is hereby amended and restated in its entirety to read as follows:

                           (v) Ratio of Consolidated Funded Debt to Consolidated Cash Flow. At the end of each Fiscal Quarter ending as provided in the following table, the ratio of Consolidated Funded Debt at the end of such Fiscal Quarter to Consolidated Cash Flow for the period of 4 consecutive Fiscal Quarters ending on such date will not be greater than the applicable ratio provided in the following table:


Fiscal Quarter Ending                        Applicable Ratio
---------------------                        ----------------
June 30, 1997                                4.5 to 1.00

September 30, 1997                           4.5 to 1.00

December 31, 1997                            4.5 to 1.00

March 31, 1998                               4.5 to 1.00

June 30, 1998                                4.5 to 1.00

September 30, 1998                           5.0 to 1.00

December 31, 1998 and thereafter             4.5 to 1.00

         SECTION 2.4 Addition of Section 2.1(hh). A new Section 2.1(hh) is hereby added to the Master Lease to read in its entirety as follows:

                  (hh) Limitation on Consolidated Funded Debt. Neither the Tenant nor any Restricted Subsidiary will incur, create, assume or suffer to exist any Consolidated Funded Debt, other than (i) loans made under the Bridge Loan Agreement so long as the final maturity date of any of such loans is no later than January 31, 1999, (ii) loans under the Credit Agreement, (iii) Consolidated Funded Debt outstanding from time to time hereunder, (iv) Consolidated Funded Debt (other than loans or Consolidated Funded Debt described in clauses (i) (ii) or (iii) of this Section) set forth or reflected on the consolidated balance sheet of the Tenant and its Restricted Subsidiaries for the Fiscal Quarter ending September 30, 1998 delivered to the Agent pursuant to Section 2.1(s)(ii), and (v) any extension, renewal or refinancing of Consolidated Funded Debt described in clauses (ii) or (iii) of this Section made on terms no less favorable to the Tenant or such Restricted Subsidiary than the terms of the Consolidated Funded Debt being so extended, renewed or refinanced immediately prior to such extension, renewal or refinancing.


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         SECTION 3. No Other Amendment. Except for the amendments set forth above, the text of the Master Lease shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Master Lease and this Amendment shall be construed together as a single instrument and any reference to the "Lease" or any other defined term for the Master Lease in the Master Lease, the Indenture, the Reimbursement Agreement or any certificate, instrument or other document delivered pursuant thereto shall mean the Master Lease as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

         SECTION 4. Representations and Warranties. The Tenant hereby represents and warrants as follows:

         (a) No Default or Event of Default under the Master Lease has occurred and is continuing on the date hereof;

         (b) The Tenant has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Tenant and each of this Amendment and the Master Lease, as amended hereby constitutes the legal, valid and binding obligation of the Tenant enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Master Lease as amended hereby is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and

         (d) The execution and delivery of this Amendment and the Tenant's performance hereunder and under the Master Lease as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Tenant other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Tenant, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Tenant is a party or by which its assets or properties are or may become bound.

         SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 6. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.


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         SECTION 7. Effective Date. This Amendment shall become effective as of the date first set forth above, but only upon satisfaction of the following conditions precedent:

         (a) receipt by the Trustee from the Tenant, the Agent, the Landlord and each LC Issuer of either a duly executed signature page from a counterpart of this Amendment or a facsimile transmission of a duly executed signature page from a counterpart of this Amendment, signed by such party;

         (b) receipt by the Agent for the ratable account of each LC Issuer of the fee provided for in Section 8 of this Amendment; and

         (c) receipt by the Agent of fully executed counterparts of (i) amendments to the agreements pursuant to which the Senior Notes more particularly identified on Schedule A hereto were issued by the Borrower, (ii) an amendment to the Credit Agreement and (iii) an amendment and/or waiver to the Bridge Loan Agreement, such amendments and/or waivers to be in form and substance satisfactory to the Agent and the Lenders.

         SECTION 8. Amendment Fee. On the date first set forth above, the Tenant shall pay to the Agent for the ratable account of each LC Issuer an amendment fee equal to the product of such LC Issuer's Letter of Credit (as such term is defined in the Reimbursement Agreement) multiplied by .25%.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

                                    TENANT:

                                    CARMIKE CINEMAS, INC.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                      Title:


                      (signatures continued on next page)




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                    (signatures continued from previous page)


                                    MOVIEPLEX REALTY LEASING, L.L.C.

                                    MOVIEPLEX REALTY LEASING,
                                    L.L.C.

                                    By:  RANDOLPH, HUDSON & CO.,
                                          INC., Manager


                                         By: /s/
                                            ------------------------------
                                           Name:
                                           Title:


                      (signatures continued on next page)






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                   (signatures continued from previous page)


                                    CONSENTED TO:

                                    WACHOVIA BANK, N.A., as Agent and as a LC
                                    Issuer


                                    By:  /s/
                                         ----------------------------------
                                    Title:


                      (signatures continued on next page)






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                   (signatures continued from previous page)



                                    SUNTRUST BANK, ATLANTA, as LC Issuer


                                    By: /s/
                                       -----------------------------------------
                                      Title:



                                    By: /s/
                                       -----------------------------------------
                                      Title:


                      (signatures continued on next page)








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                   (signatures continued from previous page)

                                    THE BANK OF NEW YORK, as LC Issuer


                                    By: /s/
                                       -----------------------------------------
                                      Title:


                      (signatures continued on next page)








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                   (signatures continued from previous page)

                                    FIRST UNION NATIONAL BANK, as Trustee under the Indenture of Trust dated as of November 1, 1997 between Movieplex Realty Leasing, L.L.C. and First Union National Bank, as Trustee, relating to the Movieplex Realty Leasing, L.L.C. Adjustable Rate Tender Securities (Carmike Cinemas, Inc.) 1997 Series A and B


                                    By: /s/
                                       -----------------------------------------
                                      Title:

                      (signatures continued on next page)








                                       9
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                   (signatures continued from previous page)

                                    THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, as a Lender under the Reimbursement Agreement



                                    By: /s/
                                       -----------------------------------------
                                      Title:

                      (signatures continued on next page)










                                       10
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                   (signatures continued from previous page)

                                    BANK OF TOKYO--MITSUBISHI, ATLANTA AGENCY, as a Lender under the Reimbursement Agreement


                                    By: /s/
                                       -----------------------------------------
                                      Title:








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                                   SCHEDULE A

                                  SENIOR NOTES

1. Carmike Cinemas, Inc. 10.53% Senior Notes Due 2005, dated as of June 1, 1990, by and between Carmike Cinemas, Inc. and The Mutual Life Insurance Company of New York, AUSA Life Insurance Company, General Services Life Insurance Company, Life Investors Insurance Company of America, Monumental Life Insurance Company, Pacific Fidelity Life Insurance Company, National Old Line Insurance Company, IDS Life Insurance Company, IDS Life Insurance Company of New York, American Enterprise Life Insurance Company

2. Carmike Cinemas, Inc. 7.90% Senior Notes Due 2002, dated as of March 3, 1992 by and between Carmike Cinemas, Inc. and Teachers Insurance and Annuity Association of America

3. Carmike Cinemas, Inc. 7.52% Senior Notes Due 2003, dated as of April 15, 1993 by and between Carmike Cinemas, Inc. and Teachers Insurance and Annuity Association of America